     LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS, ETC.

Know all by these presents, that the undersigned hereby constitutes and appoints
Hayden J. Trubitt, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) Execute for and on behalf of the undersigned, in the undersigned's capacity as a stockholder (and/or, if ever applicable, as a director and/or officer) of
Cytori Therapeutics, Inc. (the "Company"), Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934
(the "Act") and the rules thereunder, and Schedule 13D and 13G statements (and any amendments thereto) in accordance with Section 13(d) of the Act and the rules thereunder; and to execute Form ID on behalf of the undersigned;

(2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms ID, 3, 4, and 5 and any such Schedules 13D and 13G statements (and any amendments to any of the foregoing) and timely file such form and/or statement with the United
States Securities and Exchange Commission and any securities exchange or similar authority; and

(3) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with EDGAR access requirements and Section 13 and Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or Schedule 13D/13G statements with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of
February 6, 2014.

/s/ Kian Thiam Lim
----------------------------
    Kian Thiam Lim